February 25, 2005

J.Aron & Company
85 Broad Street
New York, New York 10004
Tel: 212-902-1000

Belden & Blake Corporation
5200 Stoneham Road
North Canton, OH
44720

Re: ISDA Master Agreement

Ladies & Gentlemen:

This is with reference to the ISDA Master Agreement dated as of June 30, 2004 (the “ISDA Agreement”) between Belden & Blake Corporation (as successor to Capital C Ohio) (“Belden & Blake”) and J. Aron & Company (“J. Aron”). Part 1(h) of the Schedule to the ISDA Agreement requires Belden & Blake to provide J. Aron by not later than March 1, 2005 with a Reserve Report for the year ended 2004 (the “December 2004 Report”). J. Aron hereby agrees that the due date under the ISDA Agreement for the December 2004 shall be extended to March 31, 2005 and waives any default that may otherwise arise under the ISDA Agreement as a direct consequence of failing to provide the December 2004 Report on any date before March 31, 2005.

Except as expressly provided herein, all terms and conditions of the ISDA Master Agreement remain in full force and effect. Capitalized terms used herein without definition shall have the respective meanings assigned to them in the ISDA Agreement. This letter shall be governed by the governing law applicable to the ISDA Agreement.

Very truly yours,

/s/ Steve Bunkin